Exhibit (d)(2)


                            KEMPER FLOATING RATE FUND

                Certificate of Amendment of Declaration of Trust
                ------------------------------------------------

         The undersigned, being a majority of the duly elected and qualified Trustees of Kemper Floating Rate Fund, a Massachusetts business trust (the "Trust"), acting pursuant to the authority granted to the Board of Trustees in the Declaration of Trust dated March 23, 1999 (the "Declaration of Trust"), do hereby certify that the Board of Trustees unanimously adopted the resolution set forth below at a meeting called, convened and held on May 23, 2001.

         RESOLVED, that, pursuant to the authority granted to the Board of Trustees in the Declaration of Trust, the Declaration of Trust shall be amended to change the name of the Trust from Kemper Floating Rate Fund to Scudder Floating Rate Fund, effective June 25, 2001, and, further, that the execution by a majority of the members of this Board of an appropriate instrument in writing reflecting the change of the name of the Trust, and the filing of such instrument with the office of the Secretary of State of The Commonwealth of Massachusetts be, and hereby is, approved.


         IN WITNESS WHEREOF, the undersigned have this day signed this Certificate.




/s/James E. Akins                                            /s/Frederick T. Kelsey
---------------------------------                            --------------------------------------
James E. Akins, Trustee                                      Frederick T. Kelsey, Trustee



/s/Linda C. Coughlin                                         /s/Kathryn L. Quirk
---------------------------------                            --------------------------------------
Linda C. Coughlin, Trustee                                   Kathryn L. Quirk, Trustee



/s/James R. Edgar                                            /s/Fred B. Renwick
---------------------------------                            --------------------------------------
James R. Edgar, Trustee                                      Fred B. Renwick, Trustee



/s/Arthur R. Gottschalk                                      /s/John G. Weithers
---------------------------------                            --------------------------------------
Arthur R. Gottschalk, Trustee                                John G. Weithers, Trustee




Dated:  May 23, 2001